As filed with the Securities and Exchange Commission on September 17, 2020

Registration No. 333-237950

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Pre-Effective Amendment No. 2 to

FORM S-1

on

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VERIFYME, INC.

(Exact name of registrant as specified in its charter)

Nevada	23-3023677
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

VerifyMe, Inc.

75 S. Clinton Ave., Suite 510

Rochester, NY 14604

(585) 736-9400

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Patrick White

Chief Executive Officer

VerifyMe, Inc.

75 S. Clinton Ave., Suite 510

Rochester, NY 14604

(585) 736-9400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

 Alexander R. McClean, Esq.

Harter Secrest & Emery LLP

1600 Bausch & Lomb Place

Rochester, New York 14604

(585) 232-6500

Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis, other than securities offered only in connection with dividend or interest reinvestment plans, pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price per Share (6)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Shares of Common Stock, par value $0.001 per share	725,590		$3.69	$2,677,427.10	$347.53
Shares of Common Stock, par value $0.001 per share, issuable upon exercise of the 2020 Warrants (2)	40,850		$3.69	$150,736.50	$19.57
Uplist Warrants to Purchase Shares of Common Stock, par value $0.001 per share (3)	493,526		$—	$—	$—
Shares of Common Stock, par value $0.001 per share, issuable upon exercise of the Uplist Warrants (4)	493,526		$3.69	$1,821,110.94	$236.38

Total	1,753,492	(5)		$4,649,274.54	$603.48	(7)

(1)	Represents the maximum number of shares of common stock and Uplist Warrants (as defined herein) offered by the selling stockholders named in this registration statement. In the event of a stock split, stock dividend, or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Represents shares of the registrant’s common stock issuable upon exercise of the 2020 Warrants (as defined herein). The 2020 Warrants were previously issued to the selling stockholders named in this registration statement.

(3)	In accordance with Rule 457(i) under the Securities Act, because the shares of the registrant’s common stock underlying the Uplist Warrants are registered hereby, no separate registration fee is required with respect to the Uplist Warrants registered hereby.

(4)	Represents shares of the registrant’s common stock issuable upon exercise of the Uplist Warrants. The Uplist Warrants were previously issued to the selling stockholders named in this registration statement.

(5)	Reflects 1,259,966 shares of common stock and shares of common stock underlying certain warrants and 493,526 Uplist Warrants.

(6)	Estimated solely for purposes of calculating the amount of the registration fee in accordance with Rule 457(c) of the Securities Act and based on the average of the high and low prices per share of the registrant’s common stock as reported by the Nasdaq Capital Market on September 14, 2020.

(7)	$525.82 of which was previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On May 1, 2020, VerifyMe, Inc, (“VerifyMe,” the “Company,” “we,” “our,” or “us”) filed with the U.S. Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-1 (File No. 333-237950), as subsequently amended by Pre-Effective Amendment No. 1 as filed with the SEC on May 21, 2020 (the “Prior Registration Statement”). The Prior Registration Statement, as further amended hereby, related to the offering and resale from time to time by certain selling stockholders identified herein of up to an aggregate of 900,209 shares of common stock, par value $0.001 per share, of the Company including 440,500 shares of common stock issuable upon conversion of senior secured convertible debentures (the “2020 Debentures”), 440,500 shares of common stock issuable upon exercise of certain outstanding warrants to purchase common stock (the “2020 Warrants”), and 19,209 shares of common stock issued to the placement agents for services in connection with the private placement of the 2020 Debentures and 2020 Warrants completed on March 6, 2020 (the “Private Placement”).

On June 15, 2020, we entered into agreements with twenty-three of the twenty-five holders of the 2020 Debentures. Pursuant to the agreements, the 2020 Debentures automatically converted upon closing of our firm commitment underwritten offering (the “Uplist Transaction”) on June 22, 2020 into an aggregate of 637,513 shares of our common stock (the “Uplist Shares”) and 573,479 warrants to purchase common stock (the “Uplist Warrants”) underlying the units sold in the Uplist Transaction. Additionally, certain 2020 Warrants were cancelled pursuant to the agreements and in lieu thereof we issued to the holders of the cancelled 2020 Warrants an aggregate of 179,200 shares of common stock (the “Shares”). Of this amount, 79,953 Uplist Shares, 79,953 Uplist Warrants, and 25,000 Shares were issued to four of our directors and are not being registered herein for resale. Two holders representing $200,000 in the aggregate of the 2020 Debentures did not sign the agreements. Upon closing of the Uplist Transaction, the two holders’ 2020 Debentures were also automatically converted into an aggregate of 64,034 Uplist Shares pursuant to a securities purchase agreement we entered into with the 2020 Debenture holders as of February 26, 2020. The two holders’ 2020 Warrants to purchase an aggregate of 81,700 shares of common stock at $4.59 per share remain outstanding. Of this amount, 2020 Warrants to purchase 40,850 shares of common stock and 32,017 Uplist Shares were issued to one of the holders and are not being registered for resale. In connection with our Nasdaq listing, we also issued a consultant 30,000 shares of common stock as compensation for its services.

We have agreed to register the following securities (together, the “Registered Securities”) for resale under the Securities Act of 1933, as amended (the “Securities Act”): (i) 525,543 Uplist Shares; (ii) 493,526 Uplist Warrants; (iii) 493,526 shares of common stock underlying the Uplist Warrants; (iv) 40,850 shares of common stock underlying the 2020 Warrants; (v) 154,200 Shares issued upon cancellation of the 2020 Warrants; (vi) 15,847 shares of common stock issued to the placement agents of the Private Placement; and (vii) 30,000 shares of common stock issued to the consultant in connection with our Nasdaq listing.

This Pre-Effective Amendment No. 2 to Form S-1 on Form S-3 (the “Pre-Effective Amendment No. 2”) is being filed pursuant to Rule 401(c) under the Securities Act to convert the Prior Registration Statement into a Registration Statement on Form S-3. This Pre-Effective Amendment No. 2 contains an updated prospectus relating to the offering and sale of the Registered Securities registered for resale on the Prior Registration Statement and to reflect a 50-to-1 reverse stock split of our outstanding common stock and treasury stock which became effective on June 18, 2020.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the Company is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS	SUBJECT TO COMPLETION, DATED September 17, 2020

1,259,966 Shares of Common Stock

493,526 Warrants to Purchase Shares of Common Stock

This prospectus relates to the offering and resale from time to time by certain selling stockholders identified herein of up to an aggregate of 1,259,966 shares of common stock, par value $0.001 per share, of VerifyMe, Inc. (“VerifyMe,” the “Company,” “we,” “our,” or “us”), which includes (i) 525,543 shares of common stock (“Uplist Shares”) issued upon automatic conversion of certain senior secured convertible debentures (the “2020 Debentures”); (ii) 493,526 shares of common stock underlying warrants to purchase common stock (the “Uplist Warrants”) issued upon automatic conversion of the 2020 Debentures; (iii) 40,850 shares of common stock underlying warrants to purchase common stock (the “2020 Warrants”) issued in connection with the 2020 Debentures; (iv) 154,200 shares of common stock (the “Shares”) issued upon cancellation of certain 2020 Warrants; (v) 15,847 shares of common stock issued to the placement agents for services in connection with the private placement of the 2020 Debentures and 2020 Warrants completed on March 6, 2020 (the “Private Placement”); and (vi) 30,000 shares of common stock issued to a consultant for services in connection with our Nasdaq listing.

This prospectus also relates to the offering and resale from time to time by certain selling stockholders identified herein of up to an aggregate of 493,526 Uplist Warrants. We refer to the 1,259,966 shares of common stock and 493,526 Uplist Warrants being registered herein as the “Registered Securities.”

On March 6, 2020, we completed the Private Placement of $1,992,000 of 2020 Debentures. Purchasers of the 2020 Debentures also received the 2020 Warrants in the Private Placement. On June 15, 2020, we entered into agreements with twenty-three of the twenty-five holders of the 2020 Debentures. Pursuant to the agreements, the 2020 Debentures automatically converted upon closing of our Uplist Transaction on June 22, 2020 into an aggregate of 637,513 Uplist Shares and 573,479 Uplist Warrants underlying the units sold in the Uplist Transaction. Additionally, certain 2020 Warrants were cancelled pursuant to the agreements and in lieu thereof we issued to the holders of the cancelled 2020 Warrants an aggregate of 179,200 Shares. Of this amount, 79,953 Uplist Shares, 79,953 Uplist Warrants, and 25,000 Shares were issued to four of our directors and are not being registered herein for resale. Two holders representing $200,000 in the aggregate of the 2020 Debentures did not sign the agreements. Upon closing of the Uplist Transaction, the two holders’ 2020 Debentures were also automatically converted into an aggregate of 64,034 Uplist Shares pursuant to a securities purchase agreement we entered into with the 2020 Debenture holders. The two holders’ 2020 Warrants to purchase an aggregate of 81,700 shares of common stock at $4.59 per share remain outstanding.

The selling stockholders may offer, sell or distribute all or a portion of the Registered Securities publicly or through private transactions at prevailing market prices or at negotiated prices. The selling stockholders may retain underwriters, dealers or agents from time to time. See “Plan of Distribution” for more information about how the selling stockholders may sell the Registered Securities.

We will not receive any proceeds from the sale of the Registered Securities except for proceeds from the exercise of the Uplist Warrants and the 2020 Warrants, but we agreed to bear the expenses relating to the registration of the Registered Securities.

Our common stock and warrants to purchase common stock are traded on the Nasdaq Capital Market under the symbol “VRME” and “VRMEW,” respectively. On September 14, 2020, the last reported sale price of our common stock and warrants was $3.66 per share and $0.98 per warrant, respectively.

Except as otherwise indicated, all of the share and per share information in this prospectus has been adjusted to reflect the reverse stock split of the outstanding common stock and treasury stock of the Company at a 50-to-1 ratio which became effective on June 18, 2020.

 Investing in our securities involves a high degree of risk. You should carefully read the information included and incorporated by reference into this prospectus for a discussion of the factors you should consider in determining whether to invest in our securities, including the discussion of risks under “Risk Factors” beginning on page 7 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                              , 2020.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) pursuant to which the selling stockholders named herein may, from time to time, offer and sell or otherwise dispose of the securities covered by this prospectus. You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement we or the selling stockholders have authorized for use in connection with this offering. We have not, and the selling stockholders have not, authorized anyone to provide you with additional information or information different from that contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement. This prospectus is not an offer to sell or the solicitation of an offer to buy our securities in any circumstances under which the offer or solicitation is unlawful or in any state or other jurisdiction where the offer is not permitted. The information contained in this prospectus, any applicable prospectus supplement, and the documents incorporated by reference herein and therein, is accurate only as of their respective dates, regardless of the time of delivery of this prospectus, any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since such date.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

Unless otherwise indicated or unless the context requires otherwise, when used in this prospectus, the terms “VerifyMe,” the “Company,” “we,” “us” and “our” refer to VerifyMe, Inc.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference herein, contains, and any applicable prospectus supplement, including the documents we incorporate by reference therein, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are intended to qualify for the safe harbor created by those sections.  The words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. All statements other than statements of historical facts contained in this prospectus, any applicable prospectus supplement and the documents we incorporate by reference, including among others, statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth are forward-looking statements.

Our actual results and the timing of certain events may differ materially from those expressed or implied in such forward-looking statements due to a variety of factors and risks, including, but not limited to, those set forth and incorporated by reference under “Risk Factors” and those set forth from time to time in our other filings with the SEC, including risks related to the following:

•	our ability to obtain additional financing;
•	the ongoing coronavirus (“COVID-19”) pandemic;
•	our relatively new business model and lack of significant revenues;
•	our ability to prosecute, maintain or enforce our intellectual property rights;
•	disputes or other developments relating to proprietary rights and claims of infringement;
•	the accuracy of our estimates regarding expenses, future revenues and capital requirements;
•	the implementation of our business model and strategic plans for our business and technology;
•	the successful development of our sales and marketing capabilities;
•	the potential markets for our products and our ability to serve those markets;
•	the rate and degree of market acceptance of our products and any future products;
•	our ability to retain key management personnel;
•	regulatory developments and our compliance with applicable laws; and
•	our liquidity.

The forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. You should not rely upon forward-looking statements as predictions of future events.

The forward-looking statements in this prospectus, any applicable prospectus supplement and the documents we incorporate by reference, are made only as of the date hereof or as indicated and represent our views as of the date of this prospectus. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update or revise any forward-looking statement, whether as the result of new information, future events or otherwise, except as required by law.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus or incorporated in this prospectus by reference. This summary does not contain all of the information you should consider in making your investment decision. You should carefully read this prospectus, including the “Risk Factors” section in this prospectus, and any applicable prospectus supplement, as well as the documents incorporated by reference herein or therein, before you make your investment decision.

Business Overview

We are a technology solutions provider specializing in brand protection functions such as counterfeit prevention, authentication, serialization, track and trace features for labels, packaging and products. Until 2018, we were primarily engaged in the research and development of our technologies. We began to commercialize our covert luminescent pigment, RainbowSecure®, in 2018, and we also developed the patented VeriPAS™ software system in 2018 which covertly and overtly serializes products to remotely track a product’s “life cycle” for brand owners. We believe VeriPAS™ is the only invisible covert serialization and authentication solution deployed through variable digital printing on HP Indigo (a division of HP Inc.) printing systems with a smartphone tracking and authentication system. VeriPAS™ is capable of fluorescing, decoding, and verifying invisible RainbowSecure® codes in the field – designed to allow investigators to quickly and efficiently authenticate product throughout the distribution chain, including warehouses, ports of entry, retail locations, and product purchased over the Internet for inspection and investigative actions. This technology is coupled with a secure cloud based track and trace software engine which allows brands and investigators to see where products originate and where they are deployed with geo location mapping and intelligent programable alerts. Brand owners access the VeriPAS™ software over the Internet. Brand owners can then set rules of engagement, establish marketing programs for customer engagement and control, and monitor and protect their products’ “life cycle.” We have derived minimal revenue from our VeriPAS™ software system and have derived limited revenue from the sale of our RainbowSecure® technology.

In the areas of authentication and serialization of physical goods, we offer clients the following brand protection security and anti-counterfeit technologies:

•	RainbowSecure®

•	VeriPAS™ serialization, track and trace technology

•	VeriPAS™ Smartphone Authenticator

•	VerifyMe Beeper

•	VerifyMe® as Authentic® Labels

•	VerifyMe® WebTM

RainbowSecure® technology was our first technology to be patented. It combines an invisible ink with a proprietary tuned laser to enable counterfeit products to be exposed. In 2017, we signed a five-year contract with HP Indigo to print this technology on packages and labels on their 6000 series presses. Our technology has been tested and approved by HP Indigo 6000 series presses and more recently we have successfully run pilot production on the 7800 press which runs on HP Indigo’s newer series 4 platform, and will open up sheet-feed products like folded cartons and plastic cards. Customers can use a handheld beeping device, our VerifyMe Beepers, tuned to authenticate the unique frequency of our RainbowSecure® invisible ink, to broadcast a beeping sound to confirm the authenticity when placed on products, labels and packaging containing our RainbowSecure® ink. VerifyMe Beepers are being commercialized and leased to customers, typically for one year. In December 2017, we signed a contract with Micro Focus International PLC (“Micro Focus”) to use RainbowSecure® in their Global Product Authentication, Track and Trace (GPAS) system (software). The technology also features a unique double layer of security which remains entirely covert at all times and provides licensees with additional protection. Under the contract with Micro Focus, we have a re-seller agreement where we sell the combined Micro Focus GPAS system with our RainbowSecure® identifier under our own trademarked name, VeriPAS™. In May 2019, we entered into a strategic partnership with INX International Ink Company, the third largest producer of inks in North America, to co-develop inkjet inks to be used for inkjet printing in combination with high speed, high volume label and packaging printing presses. The specially formulated inks will enable these printing presses to print our RainbowSecure® invisible ink technology, which includes our variable VeriPAS™ serialization, track and trace technology. We believe RainbowSecure® is particularly well-suited to closed and controlled environments that want to verify transactions within a specific area, as well as labels, packaging, textiles, plastics and metal products which need authentication. We have derived limited revenue from the sale of our RainbowSecure® technology.

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VeriPAS™ serialization, track and trace technology combines the covert identifier of RainbowSecure® with the Micro Focus Track and Trace software which provides brand owners geographical business intelligence on counterfeiting as well as the ability to authenticate labels, packaging and products. Using information from a smartphone screen, our VeriPAS™ technology, can provide authentication and data submission information. A customer or end-user can scan information from a product label or QR code and send it to the cloud where our VeriPAS™ software can verify authenticity of the product, as well as track and trace the product from production through delivery. Certain clients are in the testing stage with this product. To date, we have recognized minimal revenue from our VeriPAS™ software.

VeriPAS™ Smartphone Authenticator technology is a piece of hardware with a built-in lighting system and software that scans invisible RainbowSecure® codes. Product investigators attach their smartphone to this device which then reveals the hidden RainbowSecure® images on the smartphone screen which are then sent to the VeriPAS™ software in the cloud for authentication and data submission. These devices have been commercialized and are being leased to customers. Leases are typically one year in length.

VerifyMe Beeper technology is an authentication tool which we are marketing to customers in conjunction with our RainbowSecure® ink pigment. The VerifyMe Beeper is a handheld beeping device is tuned to authenticate the unique frequency of our RainbowSecure® invisible ink and will broadcast a beeping sound to confirm the authenticity when placed on products, labels and packaging containing our RainbowSecure® ink. The VerifyMe Beeper is designed for use by customers who desire instant authentication on items, such as event tickets at an entry gate. Our customized beeper will only positively identify a product bearing our unique anti-counterfeit solution. This technology is being commercialized and leased to customers, typically for one year.

VerifyMe® as Authentic® labels are dual-purpose pre-printed labels with a visible serialized QR code for consumer scanning purposes, and an invisible serialized IR code for inspector scanning, authentication, and tracking purposes. This label was developed to provide covert brand protection for on-line retailers, while enabling consumer product authentication, promotion, engagement and education through the visible serialized QR code. This technology is being tested by prospective customers.

VerifyMe® WebTM includes, through our collaboration with Corsearch, Inc., a brand clearance and protection leader, technologies and services that better enable customers to effectively tackle counterfeit websites, domains and e-commerce platforms offering counterfeit products. To date, we have not derived revenue from this technology.

We believe that our brand protection security technologies, coupled with our contract with HP Indigo, can be used to enable brand owners to securely prevent counterfeiting, prevent product diversion and authenticate labels, packaging and products and alleviate the brand owner’s liability from counterfeit products which physically harm consumers. Our covert technologies give brand owners the ability to control, monitor and protect their products life cycle. Also, our technologies allow brand owners to prove whether the product causing an issue is authentic or counterfeit.

The Private Placement

On March 6, 2020, we completed the Private Placement of $1,992,000 of the 2020 Debentures. The 2020 Debentures provided for the automatic conversion into shares of our common stock upon the listing of our common stock on a national securities exchange at the lower of $4.00 per share or a 30% discount to any public offering price. The 2020 Debentures accrued interest at 10% per annum paid in kind in the form of common stock at $4.00 per share, subject to adjustment. Accrued interest was converted into shares of common stock upon conversion of the 2020 Debentures. The 2020 Debentures were senior secured obligations of ours secured by all of our assets, including our intellectual property, pursuant to the terms of a security agreement dated as of February 26, 2020.

In connection with the issuance of the 2020 Debentures, we also issued the 2020 Warrants for an aggregate of 498,000 shares of common stock. Each 2020 Warrant has a three-year term and is immediately exercisable at an exercise price of $7.50 per share, subject to adjustment. Each 2020 Warrant also contains an adjustment provision in the event the Company issues any common stock or securities convertible into, exercisable for, or otherwise entitles anyone to acquire common stock at an effective price per share that is lower than the exercise price of the 2020 Warrant, subject to certain exceptions, then at the holder’s option, the exercise price will be adjusted down to such lower price and the number of shares of common stock issuable upon the exercise of the 2020 Warrants will be increased such that the aggregate exercise price payable under the 2020 Warrant for the adjusted number of shares will be the same as the aggregate exercise price in effect immediately prior to such adjustment.

On June 15, 2020, we entered into agreements with twenty-three of the twenty-five holders of the 2020 Debentures. Pursuant to the agreements, the 2020 Debentures automatically converted upon closing of our Uplist Transaction on June 22, 2020 into an aggregate of 637,513 Uplist Shares and 573,479 Uplist Warrants underlying the units sold in the Uplist Transaction. Each Uplist Warrant has a five-year term and is immediately exercisable at an exercise price of $4.60 per share, subject to adjustment. Additionally, certain 2020 Warrants were cancelled pursuant to the agreements and in lieu thereof we issued to the holders of the cancelled 2020 Warrants an aggregate of 179,200 Shares. Of this amount, 79,953 Uplist Shares, 79,953 Uplist Warrants, and 25,000 Shares were issued to four of our directors and are not being registered for resale. Two holders representing $200,000 in the aggregate of the 2020 Debentures did not sign the agreements. Upon closing of the Uplist Transaction, the two holders’ 2020 Debentures were also automatically converted into an aggregate of 64,034 Uplist Shares pursuant to a securities purchase agreement we entered into with the 2020 Debenture holders as of February 26, 2020. The two holders’ 2020 Warrants to purchase an aggregate of 81,700 shares of common stock at $4.59 per share remain outstanding. Of this amount, 2020 Warrants to purchase 40,850 shares of common stock and 32,017 Uplist Shares were issued to one of the holders and are not being registered for resale.

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In connection with the agreements, each of the twenty-three holders of the 2020 Debentures entered into lock-up agreements pursuant to which they have agreed not to offer, sell, contract to sell, pledge or otherwise dispose of any Shares received upon cancellation of the 2020 Warrants, any Uplist Shares and Uplist Warrants acquired upon the automatic conversion of the 2020 Debentures, and any shares of common stock underlying such Uplist Warrants for a period concluding on the earlier to occur of (i) October 20, 2020 or (ii) any time after 60 days after the closing of the Uplist Transaction in the event the shares of our common stock trade above two times the public offering price of the Uplist Shares for five consecutive trading days.

We agreed to register the Registered Securities for resale under the Securities Act.

Corporate Information

Our principal offices are located at 75 South Clinton Avenue, Suite 510, Rochester, New York 14604 and our telephone number is (585) 736-9400. Our website address is www.verifyme.com. We have not incorporated by reference into this prospectus the information included, or that can be accessed through, our website and you should not consider it to be part of this prospectus.

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Summary of the Offering

Securities offered by selling stockholders:	Up to an aggregate of 1,259,966 shares of common stock Up to an aggregate of 493,526 Uplist Warrants

Offering price:	The selling stockholders may offer, sell or distribute all or a portion of the Registered Securities publicly or through private transactions at prevailing market prices or at negotiated prices. See “Plan of Distribution.”

Shares of common stock outstanding prior to the offering (1):	5,577,529 shares

Uplist Warrants outstanding prior to the offering:	573,479 Uplist Warrants

Use of proceeds:	We will not receive any proceeds from the sale of the Registered Securities covered by this prospectus except for proceeds from the exercise of the Uplist Warrants and 2020 Warrants. See “Use of Proceeds.”

Exercise of Uplist Warrants:	Holders of the Uplist Warrants may immediately exercise the Uplist Warrant for $4.60 per share, subject to adjustment, for a period of five years from the date the Uplist Warrant was issued. The terms of the Uplist Warrants are governed by a Warrant Agreement, dated as of June 22, 2020, between us and West Coast Stock Transfer, Inc., as the warrant agent.

Nasdaq symbol:	Our common stock and warrants issued in the Uplist Transaction are listed on the Nasdaq Capital Market under the symbols “VRME” and “VRMEW,” respectively.

Risk factors:	Investing in our securities involves a high degree of risk and purchasers of our securities may lose their entire investment. See “Risk Factors” and the other information included and incorporated by reference into this prospectus for a discussion of risk factors you should carefully consider before deciding to invest in our securities.

(1)	Unless we indicate otherwise, the number of shares of our common stock outstanding is based on 5,577,529 shares of common stock outstanding on September 16, 2020, and does not include as of that date:

•	3,779,243 shares of our common stock issuable upon exercise of outstanding warrants, including 573,479 Uplist Warrants and 81,700 2020 Warrants, at a weighted average price of $5.89;

•	473,771 shares of our common stock issuable upon exercise of outstanding options at a weighted average exercise price of $4.42 per share;

•	1,069,110 and 17,750 shares of our common stock that are reserved for equity awards that may be granted under our 2020 Equity Incentive Plan and 2013 Omnibus Equity Compensation Plan, respectively; and

•	144,444 shares of common stock issuable upon conversion of our outstanding Series B Convertible Preferred Stock.

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RISK FACTORS

Investing in our securities involves risks. Before you decide whether to purchase any of our securities, you should carefully consider the risks and uncertainties discussed below and set forth in Part I, Item 1A under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K, in Part II, Item 1A under the heading “Risk Factors” included in any Quarterly Reports on Form 10-Q, and any Current Reports on Form 8-K filed after the end of the fiscal year covered by such Annual Report on Form 10-K, each of which is incorporated by reference into this prospectus and any prospectus supplement. Additional risk factors that you should carefully consider also may be included in other documents filed with the SEC that are incorporated by reference herein or therein. For more information, see the section entitled “Where You Can Find More Information” in the prospectus.

Risks Related to Our Common Stock and This Offering

The resale of shares of common stock and Uplist Warrants by the selling stockholders could adversely affect the prevailing market price of our common stock and may cause substantial dilution to our existing stockholders. We are registering for resale by the selling stockholders (i) up to an aggregate of 1,259,966 shares of common stock; and (ii) up to an aggregate of 493,526 Uplist Warrants. The number of shares of common stock or Uplist Warrants ultimately offered for sale by the selling stockholders under this prospectus is dependent upon the number of shares of common stock or Uplist Warrants the selling stockholders elects to sell from time to time. Depending upon market liquidity at the time, sales of shares of our common stock, including those issued upon the exercise the 2020 Warrants and Uplist Warrants, may cause the trading price of our common stock to decline.

The selling stockholders may sell all, some or none of the shares that they hold or come to hold upon the exercise of the 2020 Warrants and Uplist Warrants. Sales by the selling stockholders of the shares acquired upon the such exercise and sold under the registration statement of which this prospectus is a part, may result in dilution to the interests of other holders of our common stock. The sale of a substantial number of shares of our common stock or the Uplist Warrants by the selling stockholders in this offering, or anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

Holders of the Uplist Warrants will have no rights as a common stockholder until they acquire our common stock.  The Uplist Warrants offered for resale do not confer any rights of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of our common stock at a fixed price for a limited period of time. Specifically, holders of the Uplist Warrants may exercise their right to acquire the common stock and pay an exercise price of $4.60 per share prior to five years from the date of issuance, after which date any unexercised Uplist Warrants will expire and have no further value. Upon exercise of the Uplist Warrants, the holder will be entitled to exercise the rights of a common stockholder as to the security exercised only as to matters for which the record date occurs after the exercise

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USE OF PROCEEDS

We will not receive any proceeds from the sale of the Registered Securities by the selling stockholders, except for proceeds from the exercise of the Uplist Warrants and 2020 Warrants. We intend to use the proceeds from the exercise of the Uplist Warrants and 2020 Warrants for general corporate purposes. As of the date of this prospectus, we cannot predict with certainty the amount that we will actually spend on the use set forth above. We will bear all other costs, fees and expenses incurred by us, or by the selling stockholders, in effecting the registration of the Registered Securities. The selling stockholders, however, will pay any other expenses incurred in selling their Registered Securities, including any brokerage commissions or costs of sale.

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SELLING STOCKHOLDERS

This prospectus covers the resale from time to time by the selling stockholders identified in the table below of the following Registered Securities: (i) 525,543 Uplist Shares; (ii) 493,526 Uplist Warrants; (iii) 493,526 shares of common stock underlying the Uplist Warrants; (iv) the 40,850 shares of common stock underlying the 2020 Warrants; (v) 154,200 Shares issued upon cancellation of the 2020 Warrants; (vi) 15,847 shares of common stock issued to the placement agents of the Private Placement; and (vii) 30,000 shares of common stock issued a consultant.

Unless otherwise indicated in the footnotes below, no selling stockholder has any material relationship with us or any of our affiliates within the past three years other than as a security holder.

The table below (i) lists the selling stockholders and other information regarding the beneficial ownership (as determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act) of our common stock by each of the selling stockholders (including securities issued in transactions unrelated to the Private Placement and Uplist Transaction, if any); (ii) has been prepared based upon information furnished to us by the selling stockholders; and (iii) to our knowledge, is accurate as of the date of this prospectus. The selling stockholders may sell all, some or none of their Registered Securities in this offering. The selling stockholders identified in the table below may have sold, transferred or otherwise disposed of some or all of their securities since the date of this prospectus in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the selling stockholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly as required.

	Shares of Common Stock					Warrants to Purchase Common Stock
Selling Stockholder	Number Beneficially Owned Prior to Offering (1)		Number Registered for Sale (2)	Number Beneficially Owned After Offering (1)(2)	Percent Owned After Offering (1)(2)	Number Beneficially Owned Prior to Offering (1)		Number Registered for Sale (2)	Number Beneficially Owned After Offering (1)(2)	Percent Owned After Offering (1)(2)
Alpha Capital Anstalt	222,002	(3)	222,002	0	*	96,001		96,001	0	*
Russell L. Barnes	126,960	(4)	74,034	52,926	*	46,317	(5)	32,017	14,300	*
Robert Sanders Burgess	18,508	(6)	18,508	0	*	8,004		8,004	0	*
Adam Cabibi (7) †	8,646	(7)	8,646	0	*	―		―	―	―
Capital Consulting Inc.	18,508	(8)	18,508	0	*	8,004		8,004	0	*
Carter, Terry & Company (9) †	2,449	(9)	2,449	0	*	―		―	―	―
Diversity Equity Investment Fund 1, L.P. (10) †	22,210	(10)	22,210	0	*	9,605		9,605	0	*
Donohoe Advisory Associates LLC (11)	30,000	(11)	30,000	0	*	―		―	―	―
Emerging Growth Equities, Ltd. (12) †	2,812	(12)	2,812	0	*	―		―	―	―
Bruce Evans	243,154	(13)	59,200	183,954	3.3%	148,052	(14)	25,600	122,452	2.2%
Thomas J. Graf	37,018	(15)	37,018	0	*	16,009		16,009	0	*
Icon Asset Management LLC (16) †	14,806	(16)	14,806	0	*	6,403		6,403	0	*
Industry Private Capital LLC (17)	59,228	(18)	59,228	0	*	25,614		25,614	0	*
William Keating	7,404	(19)	7,404	0	*	3,202		3,202	0	*
Jeffrey Kobylarz	22,210	(20)	22,210	0	*	9,605		9,605	0	*
LGH Investments, LLC	72,867	(21)	72,867	0	*	40,850		0	40,850	*
James P. Martin	74,034	(22)	74,034	0	*	32,017		32,017	0	*
Porter Partners, L.P.	215,135	(23)	185,002	30,133	*	110,134	(24)	80,001	30,133	*
William E. Reetz	34,796	(25)	34,796	0	*	15,048		15,048	0	*
Reims Family Trust	44,046	(26)	29,614	14,432	*	18,527	(27)	12,807	5,720	*
Alan Sheron	29,614	(28)	29,614	0	*	12,807		12,807	0	*
Scarsdale Equities LLC (29) †	960	(29)	960	0	*	―		―	―	―
Daniel Spine (30) †	980	(30)	980	0	*	―		―	―	―
Shield Street Capital L.L.C.	48,122	(31)	48,122	0	*	20,811		20,811	0	*
The Dugaboy Investment Trust †	148,002	(32)	148,002	0	*	64,001		64,001	0	*
Warberg WF VII LP	36,940	(33)	36,940	0	*	15,970		15,970	0	*

* Less than 1%.

† The selling stockholder is a broker-dealer registered under Section 15 of the Exchange Act or an affiliate of a broker-dealer registered under Section 15 of the Exchange Act.

(1)	The amounts reported by such selling stockholders are as of September 16, 2020, with percentages based on 5,577,529 shares of common stock issued and outstanding except where the selling stockholder has the right to receive shares within the next 60 days (as indicated in the other footnotes to this table), which would increase the number of shares owned by such selling stockholder and the number of shares outstanding. Under the rules of the SEC, “beneficial ownership” is deemed to include shares for which an individual, directly or indirectly, has or shares voting or dispositive power, whether or not they are held for the individual’s benefit, and includes shares that may be acquired within 60 days, including, but not limited to, the right to acquire shares upon the exercise of options or warrants. Unless otherwise indicated in the other footnotes to this table, each selling stockholder named in the table has sole voting and sole investment power with respect to the all of the shares or warrants shown as owned by the selling stockholder.

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(2)	Assumes that (i) all of the shares of common stock, including the shares of common stock issuable upon full exercise of the 2020 Warrants and Uplist Warrants held by such selling stockholder, and the Uplist Warrants being registered by the registration statement of which this prospectus is a part are sold in this offering; (ii) the selling stockholders do not sell any of the shares of common stock or warrants, if any, that have been issued to them other than those covered by this prospectus, and (iii) the selling stockholders do not acquire additional shares of our common stock or warrants after the date of this prospectus and prior to the completion of this offering.

(3)	Includes 96,001 Uplist Shares issued upon automatic conversion of the 2020 Debentures, 96,001 shares of common stock underlying the Uplist Warrants exercisable at $4.60 per share, and 30,000 Shares issued upon cancellation of the 2020 Warrants.

(4)	Includes 32,017 Uplist Shares issued upon automatic conversion of the 2020 Debentures, 32,017 shares of common stock underlying the Uplist Warrants exercisable at $4.60 per share, 10,000 Shares issued upon cancellation of the 2020 Warrants, and 14,300 shares of common stock underlying warrants exercisable at $7.50 per share.

(5)	Includes 32,017 Uplist Warrants exercisable at $4.60 per share and 14,300 warrants exercisable at $7.50 per share.

(6)	Includes 8,004 Uplist Shares issued upon automatic conversion of the 2020 Debentures, 8,004 shares of common stock underlying the Uplist Warrants exercisable at $4.60 per share, and 2,500 Shares issued upon cancellation of the 2020 Warrants.

(7)	The selling stockholder is an affiliate of a broker-dealer that acted as placement agent in the Private Placement and received these shares as compensation in connection therewith.

(8)	Includes 8,004 Uplist Shares issued upon automatic conversion of the 2020 Debentures, 8,004 shares of common stock underlying the Uplist Warrants exercisable at $4.60 per share, and 2,500 Shares issued upon cancellation of the 2020 Warrants.

(9)	The selling stockholder served as placement agent for the Company in connection with the Private Placement and received these shares as compensation in connection therewith.

(10)	The selling stockholder’s principal is an affiliate of a broker-dealer that acted as placement agent in the Private Placement. Includes 9,605 Uplist Shares issued upon automatic conversion of the 2020 Debentures, 9,605 shares of common stock underlying the Uplist Warrants exercisable at $4.60 per share, and 3,000 Shares issued upon cancellation of the 2020 Warrants.

(11)	The selling stockholder served a consultant for the Company in connection with its Nasdaq listing and received these shares as compensation in connection therewith.

(12)	The selling stockholder served as placement agent for the Company in connection with the Private Placement and received these shares as compensation in connection therewith.

(13)	Includes 25,600 Uplist Shares issued upon automatic conversion of the 2020 Debentures, 25,600 shares of common stock issuable upon conversion of the Uplist Warrants, 8,000 Shares issued upon cancellation of the 2020 Warrants, 70,000 shares of common stock underlying warrants exercisable at $4.60, 262 shares of common stock underlying warrants exercisable at $3.50 per share, 20,020, 10,010, and 17,160 shares of common stock underlying warrants exercisable at $7.50 per share, and 5,000 shares of common stock underlying warrants exercisable at $5.30 per share in each case except to the extent such conversion or exercise is restricted by the related conversion blocker.

(14)	Includes 25,600 Uplist Warrants exercisable at $4.60 per share, 70,000 warrants exercisable at $4.60 per share, 262 warrants exercisable at $3.50 per share, 20,020, 10,010, and 17,160 warrants exercisable at $7.50 per share, and 5,000 warrants exercisable at $5.30 per share.

(15)	Includes 16,009 Uplist Shares issued upon automatic conversion of the 2020 Debentures, 16,009 shares of common stock underlying the Uplist Warrants exercisable at $4.60 per share, and 5,000 Shares issued upon cancellation of the 2020 Warrants.

(16)

Includes 6,403 Uplist Shares issued upon automatic conversion of the 2020 Debentures, 6,403 shares of common stock underlying the Uplist Warrants exercisable at $4.60 per share, and 2,000 Shares issued upon cancellation of the 2020 Warrants. Adam Cabibi is the Managing Member of Icon Asset Management LLC and is an affiliate of a broker-dealer that acted as placement agent in the Private Placement.

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(17)	Sandy Fliderman, the Company’s Chief Technology Officer, is a 51% owner and co-manager of Industry Private Capital LLC. See “Security Ownership of Management and Certain Beneficial Owners” in the Company’s 2020 definitive proxy statement filed with the SEC on August 20, 2020 for further information regarding Mr. Fliderman’s security ownership.

(18)	Includes 25,614 Uplist Shares issued upon automatic conversion of the 2020 Debentures, 25,614 shares of common stock underlying the Uplist Warrants exercisable at $4.60 per share, and 8,000 Shares issued upon cancellation of the 2020 Warrants.

(19)	Includes 3,202 Uplist Shares issued upon automatic conversion of the 2020 Debentures, 3,202 shares of common stock underlying the Uplist Warrants exercisable at $4.60 per share, and 1,000 Shares issued upon cancellation of the 2020 Warrants.

(20)	Includes 9,605 Uplist Shares issued upon automatic conversion of the 2020 Debentures, 9,605 shares of common stock underlying the Uplist Warrants exercisable at $4.60 per share, and 3,000 Shares issued upon cancellation of the 2020 Warrants.

(21)	Includes 32,017 Uplist Shares issued upon automatic conversion of the 2020 Debentures and 40,850 shares of common stock underlying the 2020 Warrants exercisable at $4.59 per share.

(22)	Includes 32,017 Uplist Shares issued upon automatic conversion of the 2020 Debentures, 32,017 shares of common stock underlying the Uplist Warrants exercisable at $4.60 per share, and 10,000 Shares issued upon cancellation of the 2020 Warrants.

(23)	Includes 80,001 Uplist Shares issued upon automatic conversion of the 2020 Debentures, 80,001 shares of common stock underlying the Uplist Warrants exercisable at $4.60 per share, 25,000 Shares issued upon cancellation of the 2020 Warrants, and 30,133 shares of common stock underlying warrants exercisable at $4.60 per share.

(24)	Includes 80,001 Uplist Warrants exercisable at $4.60 per share and 30,133 warrants exercisable at $4.60 per share.

(25)	Includes 15,048 Uplist Shares issued upon automatic conversion of the 2020 Debentures, 15,048 shares of common stock underlying the Uplist Warrants exercisable at $4.60 per share, and 4,700 Shares issued upon cancellation of the 2020 Warrants.

(26)	Includes 12,807 Uplist Shares issued upon automatic conversion of the 2020 Debentures, 12,807 shares of common stock underlying the Uplist Warrants exercisable at $4.60 per share, 4,000 Shares issued upon cancellation of the 2020 Warrants, and 5,720 shares of common stock underlying warrants exercisable at $7.50 per share.

(27)	Includes 12,807 Uplist Warrants exercisable at $4.60 per share and 5,720 warrants exercisable at $7.50 per share.

(28)	Includes 12,807 Uplist Shares issued upon automatic conversion of the 2020 Debentures, 12,807 shares of common stock underlying the Uplist Warrants exercisable at $4.60 per share, and 4,000 Shares issued upon cancellation of the 2020 Warrants.

(29)	The selling stockholder is a broker-dealer that received these shares as compensation in connection with the Private Placement.

(30)	The selling stockholder is an affiliate of a broker-dealer that acted as placement agent in the Private Placement and received these shares as compensation in connection therewith.

(31)	Includes 20,811 Uplist Shares issued upon automatic conversion of the 2020 Debentures, 20,811 shares of common stock underlying the Uplist Warrants exercisable at $4.60 per share, and 6,500 Shares issued upon cancellation of the 2020 Warrants.

(32)	Includes 64,001 Uplist Shares issued upon automatic conversion of the 2020 Debentures, 64,001 shares of common stock underlying the Uplist Warrants exercisable at $4.60 per share, and 20,000 Shares issued upon cancellation of the 2020 Warrants.

(33)	Includes 15,970 Uplist Shares issued upon automatic conversion of the 2020 Debentures, 15,970 shares of common stock underlying the Uplist Warrants exercisable at $4.60 per share, and 5,000 Shares issued upon cancellation of the 2020 Warrants.

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PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest, selling the Registered Securities or interests in such securities received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their Registered Securities covered by this prospectus on any stock exchange, market or trading facility on which the Registered Securities are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of the Registered Securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the Registered Securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such Registered Securities at a stipulated price per share

•	the in-kind distribution of the Registered Securities by an investment fund to its limited partners, members or other equity holders;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the Registered Securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Registered Securities, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the Registered Securities in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of the Registered Securities, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Registered Securities in the course of hedging the positions they assume. To the extent permitted by applicable securities laws, the selling stockholders may also sell the Registered Securities short and deliver these securities to close out their short positions, or loan or pledge the Registered Securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of the Registered Securities offered by this prospectus, which Registered Securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the Registered Securities offered by them will be the purchase price of the Registered Securities less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of the Registered Securities to be made directly or through agents. We will not receive any of the proceeds from this offering except proceeds from the exercise of the Uplist Warrants and 2020 Warrants.

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The selling stockholders also may resell all or a portion of the Registered Securities in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the Registered Securities or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the Registered Securities covered by this prospectus may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the Registered Securities to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Registered Securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Registered Securities may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of the Registered Securities in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the Registered Securities against certain liabilities, including liabilities arising under the Securities Act.

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LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Harter Secrest & Emery LLP, Rochester, New York.

EXPERTS

The financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 have been audited by MaloneBailey, LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the periodic reporting requirements of the Exchange Act, and we will file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available on the website of the SEC referred to above. We maintain a website at www.verifyme.com. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge or at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. We have not incorporated by reference into this prospectus the information contained in, or that can be accessed through, our website, and you should not consider it to be a part of this prospectus. You may also request a copy of these filings (other than exhibits to these documents unless the exhibits are specifically incorporated by reference into these documents or referred to in this prospectus), at no cost, by writing us at 75 S. Clinton Ave., Suite 510, Rochester, New York 14604 or contacting us at (585) 736-9400.

INCORPORATION BY REFERENCE

THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE THAT ARE NOT PRESENTED IN OR DELIVERED WITH THIS PROSPECTUS. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS AND IN THE DOCUMENTS THAT WE HAVE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM OR IN ADDITION TO THE INFORMATION CONTAINED IN THIS DOCUMENT AND INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

The SEC allows us to incorporate by reference into this prospectus certain information we file with it, which means that we can disclose important information by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC (excluding any portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K) pursuant to Section 13(a), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the date this offering is terminated or we issue all of the securities under this prospectus:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 9, 2020;

•	Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 13, 2020, and for the quarter ended June 30, 2020, filed with the SEC August 14, 2020;

•	Our Current Reports on Form 8-K filed with the SEC on March 3, 2020, March 5, 2020, April 22, 2020, May 11, 2020, May 26, 2020, June 15, 2020, June 22, 2020, July 29, 2020, and August 7, 2020; and

•	The description of our common stock, par value $0.001 per share, and warrants to purchase common stock included in our Registration Statement on Form 8-A filed with the SEC on June 16, 2020, including any amendment or reports filed for the purpose of updating such description.

Nothing in this prospectus shall be deemed to incorporate information furnished, but not filed, with the SEC, including pursuant to Item 2.02 or Item 7.01 of Form 8-K and any corresponding information or exhibit furnished under Item 9.01 of Form 8-K.

Information in this prospectus supersedes related information in the documents listed above and information in subsequently filed documents supersedes related information in both this prospectus and the incorporated documents.

To obtain copies of these filings, see “Where You Can Find More Information” in this prospectus.

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1,259,966 Shares of Common Stock

493,526 Warrants to Purchase Shares of Common Stock

______________________

PROSPECTUS

______________________

, 2020

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by us in connection with the registration of the Registered Securities. None of the following expenses are payable by the selling stockholders. The selling stockholders, however, will pay any other expenses incurred in selling their Registered Securities, including any brokerage commissions or costs of sale. All amounts are estimates, except the SEC registration fee.

SEC registration fee	$603.48
Accounting fees and expenses*	3,000.00
Legal fees and expenses*	25,000.00
Miscellaneous fees and expenses*	2,500.00
Total	$31,103.48

*Indicates an estimate.

Item 15. Indemnification of Directors and Officers.

Nevada law provides that a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation (i.e., a “non-derivative proceeding”), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he or she:

•	Is not liable under Section 78.138 of the Nevada Revised Statutes for breach of his or her fiduciary duties to the corporation; or

•	Acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

In addition, a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor (i.e., a “derivative proceeding”), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he:

•	Is not liable under Section 78.138 of the Nevada Revised Statute for breach of his or her fiduciary duties to the corporation; or

•	Acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation.

Under Nevada law, indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any non-derivative proceeding or any derivative proceeding, or in defense of any claim, issue or matter therein, the corporation is obligated to indemnify him or her against expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense.

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Further, Nevada law permits a Nevada corporation to purchase and maintain insurance or to make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him or her and liability and expenses incurred by him or her in his or her capacity as a director, officer, employee or agent, or arising out of his or her status as such, whether or not the corporation has the authority to indemnify him or her against such liability and expenses.

Under our Amended and Restated Articles of Incorporation, the liability of our officers and directors will be eliminated or limited to the fullest extent permitted by Nevada law. If Nevada law is amended to further eliminate or limit, or authorize further corporate action to further eliminate or limit, the liability of officers and directors, the liability of officers and directors shall be eliminated or limited to the fullest extent permitted by Nevada law then in effect.

The Company has entered into indemnification agreements with its officers pursuant to which the Company agrees to indemnify said officer, to the fullest extent permitted by Nevada law, against any and all losses resulting from any claims relating to the fact that he or she is or was an officer, employee, or agent of the Company. The indemnitee will be fully indemnified for any claims (i) to the extent that he or she was successful on the merits in defense of said claims in a court of law; or (ii) to the extent that he or she is serving as a witness and not as a party, in connection with said claim. If items (i) and (ii) do not apply, the Company will indemnify its officers for any losses resulting from any claims, so long as they have complied with the applicable standard of conduct under Nevada law as determined by (i) a majority vote of disinterested directors; or (ii) the written opinion of independent counsel, as applicable. The indemnification agreement also provides the officer with the right to request that we advance their expenses prior to final disposition of the claim so long as they execute an undertaking to repay all advances in the event that a Nevada court ultimately determines that they were not entitled indemnification. The officer is required under the indemnification agreement to give us notice in writing of a claim as soon as practicable and we are not responsible to provide indemnification if we were not given a reasonable and timely opportunity to participate in the defense of the claim at our own expense.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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Item 16. Exhibits.

INDEX TO EXHIBITS

Exhibit No.	Description
4.1	Certificate of Amendment to Amended and Restated Articles of Incorporation (incorporated herein by reference from Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on June 22, 2020)
4.2	Amended and Restated Bylaws of VerifyMe, Inc., as amended through July 24, 2020 (incorporated herein by reference from Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on July 29, 2020)
4.3	Form of Warrant for the Purchase of Common Stock (incorporated herein by reference from Exhibit 10.29 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017)
4.4	Form of Warrant for the Purchase of Shares of Common Stock (incorporated herein by reference from Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on March 3, 2020)
4.5	Form of Common Stock Purchase Warrant (incorporated herein by reference from Exhibit 4.3 to the Company’s Registration Statement on Form S-1/A (File No. 333-234155) filed on May 22, 2020)
4.6

Warrant Agent Agreement dated June 22, 2020 between the Company and West Coast Stock Transfer, Inc. (incorporated herein by reference from Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on June 22, 2020)

4.7	Form of Representative’s Warrant (incorporated herein incorporated herein by reference from Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on June 22, 2020)
4.8

Form of Warrant for the Purchase of Shares of Common Stock (incorporated herein by reference from Exhibit 4.6 to the Company’s Registration Statement on Form S-1/A (File No. 333-234155) filed on June 2, 2020)

5.1*	Opinion of Harter Secrest & Emery LLP
23.1*	Consent of MaloneBailey, LLP, independent registered public accounting firm
23.2*	Consent of Harter Secrest & Emery LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page to the Company’s Registration Statement on Form S-1 (File No. 333-237950) filed on May 1, 2020)

* Filed herewith.

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Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii), and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

 Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on September 17, 2020.

VERIFYME, INC.

/s/ Patrick White
Patrick White
President and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Patrick White	President, Chief Executive Officer and Director	September 17, 2020
Patrick White	(Principal Executive Officer)

/s/ Margaret Gezerlis	Chief Financial Officer	September 17, 2020
Margaret Gezerlis	(Principal Financial Officer and Principal Accounting Officer)

/s/ *	Chairman of the Board	September 17, 2020
Norman Gardner

/s/ *	Director	September 17, 2020
Chris Gardner

/s/ *	Director	September 17, 2020
Marshall Geller

/s/ *	Director	September 17, 2020
Howard Goldberg

/s/ *	Director	September 17, 2020
Scott Greenberg

/s/ *	Director	September 17, 2020
Arthur Laffer

*By:	/s/ Patrick White
Patrick White
Attorney-in-Fact

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